Exhibit 10.2
This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of November 23, 2022 between UMB Bank, N.A. (“Senior Creditor”) and Tattooed Chef, and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

SUBORDINATED NOTE

US $5,000,000.00	December 29, 2022

FOR VALUE RECEIVED, the undersigned, Ittella International, LLC, a California limited liability company (the “Maker”), HEREBY PROMISES TO PAY to Tattooed Chef, Inc., a Delaware corporation (the “Holder”) the principal sum of FIVE MILLION DOLLARS (US $5,000,000.00) as the same may be increased by PIK Interest (as defined below) or otherwise adjusted in accordance with the terms hereof (the “Principal”), on September 30, 2025 (the “Maturity Date”), and together with interest on the unpaid principal balance from time-to-time remaining, all in accordance with the terms of this Subordinated Note (this “Note”) at a fixed rate equal to the Contract Rate per annum during the period from the date hereof.

1.DEFINITIONS.
As used in this Note, the following terms shall have the following meanings:
“Business Day” means a day other than a Saturday, Sunday, or other day on which banking institutions in California are authorized or required by law to close.
“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Maker to any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof, the “Exchange Act”), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act), of equity interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Maker, (iii) the merger, business combination, consolidation, recapitalization or any similar transaction involving the Maker, provided that Maker is not the survivor of such transaction.

“Contract Rate” means a per annum rate equal to the sum of the Daily Adjusting Term SOFR Rate in effect from time to time plus 3.00%.
“Daily Adjusting Term SOFR Rate” means, for any day, the rate per annum equal to the Term SOFR Rate. The Daily Adjusting Term SOFR Rate shall be adjusted on a daily basis; provided that, if such rate is not published on such determination date then the rate will be the Term SOFR Rate on the first Business Day immediately prior thereto. The determination of the Daily Adjusting Term SOFR Rate by Lender shall be conclusive in the absence of manifest error.
“Default Rate” means the applicable Contract Rate plus 2.00% per annum
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority, or other entity.
“PIK Interest” means paid-in-kind interest under this Note.

    “Senior Creditor Claim” shall have the meaning set forth in the Subordination Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Subordination Agreement” means that certain Subordination Agreement dated as of the date hereof between UMB Bank, N.A. and Maker.
2.PAYMENT OF INTEREST; DEFAULT INTEREST; PAYMENT OF PRINCIPAL; PREPAYMENT.
(a)Interest shall accrue on the unpaid principal balance of this Note from and including the date hereof until the date paid. Interest shall be paid in all cases on the first day of each calendar month (each such date being an “Payment Date” and the interest owing on each such date in respect of the previous months, the “Current Payments”); provided, however, that, if any Senior Creditor Claim exists and payments of Current Payments are not permitted under the terms of the Subordination Agreement, then payment of such Current Payments shall only be PIK Interest (which will, for the avoidance of doubt, result in monthly compounding of interest), and shall be deemed paid upon an automatic advance under this Note on such Payment Date in an amount equal to the accrued but unpaid interest hereunder as of such Payment Date, and each such advance shall be added to and become a part of the unpaid principal balance of this Note and shall bear interest as provided for herein. If any amount payable hereunder shall be due on any day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest payable hereon.
(b)Notwithstanding Section 2(a) above, if the Maker is, or the payment of principal or interest or any other amounts on this Note would cause the Maker to be, in an event of default, event of termination, breach or violation of any material covenant or agreement under the Senior Creditor Financing Agreements (defined in the Subordination Agreement), neither principal nor interest nor any other amounts under this Note will be payable; provided however, interest will continue to accrue on this Note, until such time as the Maker no longer is, or the payment of principal or interest or such other amount on this Note will no longer cause the Maker to be, in violation of any such covenant, agreement or prohibition.
(c)Any principal or interest that is not paid when due (whether upon demand, by acceleration or otherwise) shall bear interest from the day when due until such principal amount is paid in full, payable on demand, at a fixed rate equal to the Default Rate per annum. All interest shall be computed on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) elapsed.
(d)Notwithstanding any other provision of this Note, interest paid or becoming due hereunder, or under any document or instrument executed in connection herewith, shall in no event exceed the maximum rate permitted by applicable law.
(e)Subject to Section 2(b) above, this Note, together with accrued interest, shall be paid in full on the Maturity Date in cash or by wire transfer.
3.PREPAYMENT. Subject to the terms of the Subordination Agreement, the Maker shall have the right to prepay this Note at any time without penalty.
4.SUBORDINATION.
(a) The indebtedness evidenced by this Note is the general unsecured obligation of the Maker. The indebtedness evidenced by the Subordinated Note is unsecured and wholly subordinate and inferior in claim and right and time of payment to any and all Senior Creditor Claims in accordance with the terms of the Subordination Agreement. For avoidance of doubt, all claims, rights and remedies of any of the Maker or the Holder with respect to this Note are hereby subordinated and made subsequent and inferior to the Senior Creditor Claims and any liens, claims, rights and remedies arising out of, or in connection with any Senior Creditor Claim in accordance with the terms of the Subordination Agreement.

(b) By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by any holder of any Senior Creditor Claim in order to implement the provisions of the Subordination Agreement and the limitations of Section 2(b). Except to the extent permitted by the proviso at the end of Section 2(b) above or by the requisite holders of Senior Creditor Claims under the terms of the documents governing such Senior Creditor Claims, in the event that any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, prohibited by the Subordination Agreement or Section 2(b) shall be received by the Holder before all the Senior Creditor Claims are paid in full, in cash, and all commitments under the Senior Creditor Financing Agreements (as defined in the Subordination Agreement) are terminated, such payment or distribution shall be held in trust and for the benefit of the holders of any Senior Creditor Claims, and shall be paid over or delivered to, the holders of such Senior Creditor Claims or their representative or representatives, as their respective interests may appear, for application to the payment of all the Senior Creditor Claims remaining unpaid to the extent necessary to pay all such Senior Creditor Claims in full, in money, in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Creditor Claims.

5.EVENTS OF DEFAULT.
If any of the following shall occur (each, if declared by the Holder, an “Event of Default”):

(a) (i) the Maker’s failure to pay to the Holder any amount of principal, when and as due under this Note, or (ii) the Maker’s failure to pay to the Holder any other amounts when due hereunder, if such failure continues for a period of at least ten (10) Business Days;

(b) the Maker, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing that it is generally unable to pay its debts as they become due;

(c)    a Change of Control;
(d)    the breach by the Maker of any representation, warranty or certification made under this Note);
(e)    the failure to perform of any covenants or obligations to perform of the Maker under this Note);
and, subject to the Subordination Agreement, the Holder elects to declare an Event of Default; then, the Holder may (i) declare the outstanding principal amount of this Note and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Note and all such other amounts shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law and/or hereunder; provided, however, that in each case, the Holder’s remedies hereunder shall be at all times subordinate to the Senior Creditor Claims and subject to the Subordination Agreement herein.

6.REPRESENTATIONS AND WARRANTIES OF THE MAKER. The Maker hereby represents and warrants to the Holder that:
(a) Authorization. All action on the part of each of the Maker and its directors, officers, and stockholders necessary for the authorization, execution, delivery and performance of this Note has been taken prior to the date first above written. This Note, when executed and delivered by the Maker, shall constitute the valid and legally binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The officer of the Maker executing this Note is duly authorized to act on behalf of the Maker.

(b) Solvency of the Maker. The Maker is, and after giving effect to the transaction contemplated by this Note will be, Solvent as of the date of this Note without taking into account any monies to be obtained in connection with this Note.

For purposes of this Section (b), “Solvent” shall mean that the Maker: (i) is able to pay its debts as they become due and will own property which has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) and (ii) has adequate capital to carry on its business.

7.COVENANTS OF THE MAKER.
(a) Existence. The Maker will maintain its existence and good standing in the state of its incorporation and, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is required by applicable law.

(b) Notice of Default. The Maker will give written notice to the Holder of the occurrence of any Event of Default promptly, and in any event within five (5) business days, following the occurrence thereof.

8.MISCELLANEOUS.
(a)Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given if delivered to the party personally, at the time of delivery, if sent to the party by e-mail or facsimile, upon receipt of confirmation of “good” transmission, the following day if deposited with a nationally recognized overnight courier, or five business days following deposit in the United States mails, if sent by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the Party at its address set forth below (or to a successor address as is designated by a party):
If to Maker:
Ittella International, LLC
Attention: Stephanie Dieckmann
6305 Alondra Blvd.
Paramount, CA 90723

If to Holder:
Tattooed Chef., Inc.
Attention: Salvatore Galletti
6305 Alondra Blvd.
Paramount, CA 90723

(b)Waiver. Presentment for payment, demand, protest, and notice of demand, protest, and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default or acceptance of a past-due payment or other indulgences granted from time to time will be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, will operate to release, discharge, modify, change, or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, chance, modification, or discharge is sought.
(c)Severability. If any provision of this Note is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.
(d)Entire Agreement. This Note represents the entire agreement of the parties hereto and thereto with respect to the matters contemplated hereby and thereby, and there are no written or oral representations, warranties, understandings or agreements with respect thereto except as expressly set forth herein and therein.
(e)Captions. All captions contained in this Note are for convenience of reference only, do not form a part of this Note and shall not affect in any way the meaning or interpretation of this Note.
(f)Successors and Assigns. This Note may not be transferred, assigned, or delegated by Maker without the prior written consent of Holder. Holder may transfer its interests in this Note freely. Subject to the foregoing, as used herein, (i) the terms “Maker” and “Holder” will be deemed to include their respective successors, legal representatives and permitted assigns, whether by voluntary action of the parties or by operation of law and (ii) all of the terms and provisions of this Note shall inure to the benefit of and be binding upon the parties and their respective executors, heirs, personal representatives, successors and assigns.
(g)Governing Law. NOTWITHSTANDING THE PLACE OF MAKING OF THIS NOTE, THIS NOTE, INCLUDING WITHOUT LIMITATION, THE AVAILABILITY OR ENFORCEABILITY OF ANY REMEDIES HEREUNDER, WILL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF THE CONFLICTS OF LAW OR THE CHOICE OF LAW, EXCEPT TO THE EXTENT THAT FEDERAL LAW MAY BE APPLICABLE TO THE DETERMINATION OF THE MAXIMUM RATE.
(h)Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Note, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(i)No Third-Party Beneficiaries. This Note is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.
(j)Expenses. Maker hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Holder in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the date first above written.
ITTELLA INTERNATIONAL, LLC
as Maker
By:    /s/ Stephanie Dieckmann
Name: Stephanie Dieckmann
Title: Chief Financial Officer
    [Signature page to Subordinated Note]